Exhibit 5.1

August 20, 2021
Global Ship Lease, Inc.
c/o Global Ship Lease Services Ltd.
25 Wilton Road
London SW1V 1LW
 Re: Reoffer Prospectus
Ladies and Gentlemen:

We have acted as special counsel to Global Ship Lease, Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to 432,988 shares (the “Shares”) of Common Stock, par value $0.01 per share, which may be issued by the Company pursuant to the Company’s 2019 Omnibus Incentive Plan (the “Plan”) and the attached reoffer prospectus (the “Reoffer Prospectus”) in connection with reoffers and resales, by selling securityholders, of 1,512,686 Shares of the Company.

We have examined (a) the Registration Statement, including the Reoffer Prospectus, the  Plan and the originals, or copies identified to our satisfaction, of such corporate records and corporate actions of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the genuineness of the signatures of persons signing all documents, the persons identified as officers of the Company are serving as such and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery of the Shares in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.  This opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Commission, and to each reference to us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP